                                  EXHIBIT 99.01

Slide Title:      IDC Locations

       o   26 IDCs open
       o   29 IDCs open YE 00
       o   36 open or under construction YE 00

On depictions of Asia, North America and Europe, the following information appears:

YTD 2000: Tokyo
Planned:  China, Singapore, Sydney

YTD 2000: Atlanta, Austin, Boston (2+1), Chicago (2), Los Angeles (3), New York (2+1), Seattle (2+1), Silicon Valley (6), Toronto, Washington DC (3)
Planned:  Dallas, Miami

YTD 2000:  Frankfurt, London
Planned:  Amsterdam, Paris


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


                            EXHIBIT 99.01(CONTINUED)

Slide Title:      Q4 2000 Business Outlook*

       o   Revenue:  $270 - $280 million
       o   Gross Margin:  31% - 33%
       o   EBITDA Profit:  11% - 13% of revenue
       o   Net Loss:  $0.14 - $0.16 per share**

*Based on management's current expectations as of November 10, 2000 and GAAP accounting principles consistently applied
**Excludes impact of goodwill amortization


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

                            EXHIBIT 99.01(CONTINUED)

Slide Title:      FY 2001 Business Outlook*
                  (excludes pending GlobalCenter acquisition)

       o   Revenue:  Approximately $1.9 billion
       o   Gross Margin:  36% - 39% of revenue
       o   EBITDA Margin:  19% - 22% of revenue
       o   Net Loss:  10% - 13% of revenue**
       o   Capital Expenditures:  $800 million - $1.0 billion

*Based on management's current expectations as of November 10, 2000 and GAAP accounting principles consistently applied
**Excludes impact of goodwill amortization


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

                            EXHIBIT 99.01(CONTINUED)

Slide Title:      FY 2001 Business Outlook*
                  (Pro forma impact* of pending acquisition of GlobalCenter)

       o   Revenue:  Approximately $2.4 billion
       o   EBITDA** accretive in `01
                - Neutral to positive impact on Exodus EBITDA 2001 dollars

*Based on management's current expectations as of November 10, 2000 and GAAP accounting principles consistently applied
 **Excludes impact of potential one time charges


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